EXHIBIT 10.1

FINAL

NORTEL NETWORKS LIMITED

and the other members of the NORTEL NETWORKS LIMITED GROUP

- and -

NORTEL NETWORKS CORPORATION

and the other members of the NORTEL NETWORKS CORPORATION GROUP

THIRD AMENDED AND RESTATED RECIPROCAL CREDIT AGREEMENT

Dated as of December 19, 2002

ARTICLE 9 GENERAL PROVISIONS		17
Section 9.1.	Payments	17
Section 9.2.	Waiver	17
Section 9.3.	Notices	17
Section 9.4.	Further Assurances	18
Section 9.5.	Headings	19
Section 9.6.	Successors and Assigns
Section 9.7	Severability
Section 9.8.	Governing Law	19
Section 9.9.	Counterparts	19
Section 9.10	Reference to and Effect on the Second Amended and Restated Reciprocal Credit Agreement	19

Schedule A		1
THIRD AMENDED AND RESTATED RECIPROCAL CREDIT AGREEMENT ADDITIONAL NOTICE INFORMATION		1

Schedule B		1
FORM OF CONSENT AGREEMENT		1

Schedule C		1
FORM OF BORROWINGS GRID FORMAT ADVANCES AND PAYMENTS OF PRINCIPAL		1

          Third Amended and Restated Reciprocal Credit Agreement made among Nortel Networks Corporation (“Nortel Corporation”), Nortel Networks Limited (“Nortel Limited”), and the other parties who have executed this Agreement, dated as of December 19, 2002.

          WHEREAS Nortel Corporation and Nortel Limited entered into a reciprocal credit agreement (the “Original Reciprocal Credit Agreement”) dated May 1, 2000;

          AND WHEREAS Nortel Corporation, Nortel Limited amended and restated the Original Reciprocal Credit Agreement and the other parties hereto became parties thereto in an amended and restated reciprocal credit agreement dated as of November 4, 2001 and further amended and restated that amended and restated reciprocal credit agreement pursuant to a second amended and restated reciprocal credit agreement dated as of December 20, 2001, as further amended by an amending agreement (designated Amendment No. 1) dated as of December 20, 2001 (collectively, the “Second Amended and Restated Reciprocal Credit Agreement”);

          AND WHEREAS the parties to the Second Amended and Restated Reciprocal Credit Agreement wish to further amend and restate the Second Amended and Restated Reciprocal Credit Agreement on the terms and conditions provided for herein;

          AND WHEREAS Nortel Limited will use and will continue to use the amount borrowed from Nortel Corporation for the purpose of earning income from Nortel Limited’s business or property;

          AND WHEREAS the conversion by Nortel Corporation of any of its loan to Nortel Limited into common shares of Nortel Limited, as contemplated in this Agreement, is not intended by Nortel Corporation and Nortel Limited directly or indirectly in any way to derogate from or otherwise change or compromise Nortel Corporation’s income earning purpose or income earning use of any amount borrowed by Nortel Corporation and subsequently loaned by it to Nortel Limited, and upon and by any such conversion of all or part of any such loan into a common share of Nortel Limited as contemplated in this Agreement, it was and is Nortel Corporation’s continuing intention to maintain and enhance its ability to earn income from its business or property, including in particular Nortel Corporation’s investment in Nortel Limited;

          IN CONSIDERATION OF the mutual covenants, agreements and undertakings contained or referred to in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties to this Agreement agree to amend and restate the Second Amended and Restated Reciprocal Credit Agreement as follows:

ARTICLE 1
DEFINITIONS

                      Section 1.1. Defined Terms. As used in this Agreement, the following terms have the following meanings:

“Advance” means any amount advanced by a Lender to a Borrower pursuant to Article 2;

“Agreement” means this third amended and restated reciprocal credit agreement among the parties hereto, including the schedules referred to herein and attached hereto, as the same may be amended or supplemented in writing from time to time;

“Banking Day” means any day other than a Saturday or a Sunday on which banks in both Canada and the United States are open for business;

“Borrower” means any member of the Nortel Corporation Group or the Nortel Limited Group when acting in its capacity as the recipient of Advances hereunder;

“Borrowings Grid” shall have the meaning given to it in Section 5.1;

“Canadian Dollars” and “Cdn. $” each means lawful money of Canada;

“Canadian Interest Rate” means 100 percent, 110 percent, 120 percent or 130 percent of the floating one-month Bankers’ Acceptance (BA) rate, as mutually agreed by the Lender and the Borrower on the date of the Advance, and on the first Banking Day of each month thereafter;

“Common Shares” means fully paid and non-assessable common shares in the capital of Nortel Limited;

“Conversion Date” shall have the meaning given to it in Section 4.6(2);

“Convertible Advances” shall have the meaning given to it in Section 4.6(1);

“Corporation Group Commitment” means seven hundred and fifty million U.S. Dollars (U.S. $750,000,000) or the Equivalent Cdn. $ Amount thereof;

“Eligible Bank” means (i) a Canadian bank listed in Schedule I or Schedule II of the Bank Act (Canada); (ii) a bank organized in one of the United States and rated A or better by Moody’s, or with an equivalent credit rating; or (iii) a syndicate of banks all of which are institutions described in (i), (ii) or both;

“Equivalent Cdn. $ Amount” means, on any day with respect to any amount of U.S. Dollars, the amount of Canadian Dollars which would be required to buy such amount of U.S. Dollars using the spot rate of the Bank of Canada at approximately 12:00 noon (Toronto time) on the day;

“Lender” means any member of the Nortel Corporation Group or the Nortel Limited Group when acting in its capacity as the maker of Advances hereunder;

“Limited Group Commitment” means seven hundred and fifty million U.S. Dollars (U.S. $750,000,000) or the Equivalent Cdn. $ Amount thereof;

“Nortel Corporation” means Nortel Networks Corporation, a Canadian corporation;

“Nortel Corporation Corporate Advances” shall have the meaning given to it in Section 2.2(b);

“Nortel Corporation Debt Repayment Advances” shall have the meaning given to it in Section 2.2(b);

“Nortel Corporation Group” means Nortel Corporation, Alteon WebSystems, Inc. (a Delaware corporation), CoreTek, Inc. (a Delaware corporation), Xros, Inc. (a Delaware corporation), and any other wholly owned subsidiary or subsidiaries of Nortel Corporation (excluding Nortel Limited and its subsidiaries) that agree in writing to be bound by the terms and conditions of this Agreement by executing a consent agreement substantially in the form attached as Schedule B;

“Nortel Corporation Group Borrowings Grid” means the borrowings grid for the Nortel Corporation Group maintained by Nortel Limited and prepared substantially in the form of Schedule C;

“Nortel Limited” means Nortel Networks Limited, a Canadian corporation;

“Nortel Limited Group” means Nortel Limited, Nortel Networks Inc. (a Delaware corporation), and Nortel Networks U.S. Finance Inc. (a Delaware corporation), and any other wholly owned subsidiary or subsidiaries of Nortel Limited that agree in writing to be bound by the terms and conditions of this Agreement by executing a consent agreement substantially in the form attached as Schedule B;

“Nortel Limited Group Borrowings Grid” means the borrowings grid for the Nortel Limited Group maintained by Nortel Corporation and prepared substantially in the form of Schedule C;

“Notice of Conversion” shall have the meaning given to it in Section 4.6(2);

“Original Restatement Date” means November 4, 2001;

“Quarterly Grid Report” shall have the meaning given to it in Section 5.6;

“Second Amended and Restated Reciprocal Credit Agreement” shall have the meaning given to it in the recitals hereto;

“Term” means the period commencing on the date hereof and ending December 31, 2008;

“U.S. Dollars” and “U.S. $” each means lawful money of the United States of America; and

“U.S. Interest Rate” means an interest rate, as mutually agreed by the Borrower and the Lender at the time of the making of an Advance, which is 100 percent, 110 percent, 120 percent, or 130 percent of the short-term monthly Applicable Federal Rate (AFR), as published each month by the U.S. Internal Revenue Service pursuant to Section 1274(d) of the Internal Revenue Code.

     Section 1.2. Wholly Owned Subsidiary. For the purposes of this Agreement, a corporation is a “wholly owned subsidiary” of another corporation if all of the issued and outstanding voting securities of the corporation are held, other than by way of collateral security only, by or for the benefit of that other corporation.

     Section 1.3. Currency. All references to currency or dollar amounts in this Agreement, unless otherwise specifically indicated, are to U.S. Dollars.

ARTICLE 2
ADVANCES

                      Section 2.1. Commitments.

(a)     Subject to the terms and conditions of this Agreement, each member of the Nortel Corporation Group agrees to make Advances to any member of the Nortel Limited Group during the Term, provided that the aggregate outstanding principal amount of all Advances made from time to time by members of the Nortel Corporation Group to members of the Nortel Limited Group shall not exceed the principal amount of the Corporation Group Commitment in accordance with this Agreement. Each member of the Nortel Limited Group shall be responsible for repaying only those Advances made to it, and no member of the Nortel Limited Group shall be responsible for repaying any Advances made to any other member of the Nortel Limited Group.

(b)     Subject to the terms and conditions of this Agreement, each member of the Nortel Limited Group agrees to make Advances to any member of the Nortel Corporation Group during the Term, provided that the aggregate outstanding principal amount of all Advances made from time to time by members of the Nortel

Limited Group to members of the Nortel Corporation Group shall not exceed the principal amount of the Limited Group Commitment in accordance with this Agreement. Each member of the Nortel Corporation Group shall be responsible for repaying only those Advances made to it, and no member of the Nortel Corporation Group shall be responsible for repaying any Advances made to any other member of the Nortel Corporation Group.

                      Section 2.2. Advances.

(a)     Regular Advances — Subject to Article 6, a Lender will make Advances available to a Borrower in either Canadian dollars or U.S. dollars on any Banking Day upon the request of the Borrower received by the Lender at least one (1) Banking Day prior to the date on which the Advance is to be deposited. The request must specify the amount, currency and date of the Advance as well as the bank account to which the Advance is to be deposited. The request may be made verbally, provided the Lender shall at all times have the right to request confirmation of a request in writing. Advances will be made by deposit to the bank account specified in the Borrower’s request.

(b)     Nortel Corporation Advances — Notwithstanding Subsection 2.2(a) above, Advances to Nortel Corporation shall be either (i) Advances used solely for payment of the principal of, premium, if any, interest or additional interest, if any, on, any indebtedness of Nortel Corporation to an arm’s length entity and which is guaranteed by Nortel Limited or the Lender (“Nortel Corporation Debt Repayment Advances”), or (ii) Advances for other general corporate purposes of Nortel Corporation (“Nortel Corporation Corporate Advances”). Outstanding Nortel Corporation Corporate Advances shall not at any time exceed fifty million U.S. Dollars (U.S. $50,000,000). All Nortel Corporation Debt Repayment Advances shall be advanced by the Lender directly to the person to whom the relevant debt repayment is to be made, including, for greater certainty, any authorized paying agent for such debt repayment, on the written direction of Nortel Corporation.

(c)     Deemed Advances — Notwithstanding Subsection 2.2(a) above, each advance made prior to the Original Restatement Date by a member of the Nortel Corporation Group to a member of the Nortel Limited Group, or vice versa, shall be deemed to be an Advance made under this Agreement, effective as of the Original Restatement Date,

(i)	in a principal amount equal to the principal amount outstanding as of the Original Restatement Date plus accrued and unpaid interest,

(ii)	in the currency of the original advance, and

(iii)	at an interest rate (if any) determined in accordance with Article 3;

except that, if any such advance does not comply with the terms and conditions of this Agreement, including but not limited to the conditions contained in Section 3.2 and Section 6.1, as though the advance was a new Advance made as of the Original Restatement Date, then such advance shall not be deemed to be an Advance made under this Agreement and shall be fully excluded from this Agreement.

(d)     Pooling of Funds — The notional pooling of funds pursuant to the terms and conditions of a cash pooling agreement or other form of banking agreement (i) by any member or members of the Nortel Corporation Group with the funds of any member or members of the Nortel Limited Group, or (ii) by any member or members of the Nortel Limited Group with the funds of any member or members of the Nortel Corporation Group, shall not be deemed to be, constitute or otherwise entail an Advance made under this Agreement. The members of the Nortel Limited Group shall not at any time, individually or collectively, notionally pool funds of one or more members of the Nortel Limited Group in an aggregate amount exceeding fifty million U.S. Dollars (U.S.$50,000,000) with the funds of any member or members of the Nortel Corporation Group. The members of the Nortel Corporation Group shall not at any time, individually or collectively, notionally pool funds of one or more members of the Nortel Corporation Group in an aggregate amount exceeding fifty million U.S. Dollars (U.S.$50,000,000) with the funds of any member or members of the Nortel Limited Group.

                      Section 2.3. Term and Termination. This Agreement shall terminate and all then outstanding Advances shall become due and payable on the last day of the Term.

ARTICLE 3
INTEREST

                      Section 3.1. Interest on Advances. Subject to Section 3.2, Advances made to a Borrower shall bear interest at a U.S. Interest Rate, for Advances made in U.S. Dollars, or at a Canadian Interest Rate, for Advances made in Canadian Dollars. Such interest amounts shall be computed and compounded monthly, shall be documented in the applicable Quarterly Grid Report, and shall be payable on the net month-end balance by the applicable Borrower 10 days after each September 30 and March 31. Notwithstanding the foregoing, a Lender and the relevant Borrower may agree in writing at each September 30 or March 31 that the accrued interest from that semi-annual period is not payable and will be compounded and included in the aggregate indebtedness of the relevant Borrower, provided that the Corporation Group Commitment or the Limited Group Commitment, as applicable, will not have been exceeded as a result of the inclusion of such accrued interest in the Borrower’s aggregate indebtedness. All interest calculations shall be documented in the applicable Quarterly Grid Report.

                      Section 3.2. No Interest. If, in respect of an Advance, the Borrower and the Lender are both resident in Canada, then the Borrower and the Lender may agree at the time of the making of the Advance that the Advance shall bear no interest, provided that the following conditions, and the conditions in Article 6, are met:

(a)	if Nortel Limited is the Borrower, it has, at the time of making of the Advance, an established committed credit facility with an Eligible Bank, with sufficient availability thereunder, capable of being used to finance the repayment to the Lender of all Advances outstanding from time to time when due pursuant to demand or otherwise; and

(b)	in the case of Advances made by a member of the Nortel Limited Group, the Lender and Nortel Limited are each able, financially and legally, at the time of the Advance to declare and pay a dividend on its common shares outstanding at the time of the Advance in an amount equal to the amount of the Advance.

                      Section 3.3. Tax Withholding. If withholding of any tax is required in respect of any payment by any Borrower to any Lender hereunder,

(a)	the Lender shall complete and provide to the Borrower, or if required, to the applicable taxing authority, within a reasonable period of time, such forms, certifications or other documents in order to allow the Borrower to make payments to the Lender without any deduction or withholding, or deduction at a reduced rate, on account of withholding taxes; and,

(b)	the Borrower shall:

(i)	withhold the appropriate tax amount, if any, from such payment;

(ii)	pay such tax amount to the relevant authorities in accordance with applicable law; and

(iii)	furnish to the Lender within 30 calendar days of the tax payment, all original tax receipts or certified copies, in the Lender’s name showing payment of the tax and such other documentation relating to the tax payment which Lender may reasonably request; provided that, if such tax receipts are not provided to the Lender, it shall be assumed that the Borrower made no payment of tax to the relevant authorities and the amount previously withheld from such payment shall be paid to the Lender.

ARTICLE 4
REPAYMENT

                      Section 4.1. Promise to Repay. Each Borrower promises to pay, in accordance with Section 4.2, the principal amount of, and accrued and unpaid interest on, all Advances made under this Agreement to such Borrower by any Lender, and outstanding against such Borrower as recorded in the column headed “Unpaid Principal Balance” on the applicable Borrowings Grid, to or to the order of such Lender, at the Lender’s offices, or such other place as the Lender may designate.

                      Section 4.2. Repayment. The principal outstanding in respect of all Advances, together with accrued and unpaid interest, is due and payable on the earlier of (a) written demand for repayment being made by the Lender to the Borrower at least three (3) Banking Days in advance of the specified repayment date, (b) a change in ownership or control in accordance with Section 8.1, and (c) the last Banking Day of the Term.

                      Section 4.3. Prepayment. A Borrower may, in its sole and absolute discretion, from time to time without notice, bonus or penalty, make prepayments in any amounts desired, on account of the principal and interest, if applicable, outstanding on any Advance. If more than one Advance is outstanding at the time a Borrower elects to make a prepayment, the Borrower shall be entitled to specify at the time it makes said prepayment the specific Advance to which the prepayment will apply. All prepayments will be applied first on account of interest, if any, and then on account of principal due hereunder for the Advance to which the prepayment applies.

                      Section 4.4. Currency. All repayments and prepayments of amounts on account of principal and interest shall be made in the currency in which the applicable Advance was made.

                      Section 4.5. Waiver of Presentment and Notice. Each Borrower under this Agreement waives presentment for payment and notice of non-payment.

                      Section 4.6. Conversion Right of Nortel Corporation. (1) Nortel Corporation shall have the right at any time and from time to time, prior to repayment of Advances by Nortel Corporation to Nortel Limited (the “Convertible Advances”), to convert the whole, or any part in excess of $100 million, of the principal amount outstanding under the Convertible Advances into one (1) Common Share (rather than any other number of Common Shares that would result from dividing such principal amount by a conversion price that otherwise would be specified); provided that, at the time of such conversion, Nortel Corporation beneficially owns, directly or indirectly, all of the outstanding Common Shares.

          (2)  Subject to Section 4.6(1) above, Nortel Corporation may convert all or part of the Convertible Advances outstanding by delivering to Nortel Limited a notice of conversion, in writing, specifying that portion of the Principal Amount outstanding that Nortel Corporation elects to convert (the “Notice of Conversion”). Nortel Limited shall, within two Banking Days following the receipt of the Notice of Conversion (the “Conversion Date”) deliver to Nortel Corporation one (1) Common Share, provided, however, that there shall be no payment or adjustment by Nortel Limited on account of any interest accrued or accruing from the date of the last preceding interest payment date on the principal amount of the Convertible Advances so converted. Subject to the foregoing provisions of this Section 4.6(2), at the close of business on the Conversion Date: (i) such conversion shall be deemed to have been made, and (ii) Nortel Corporation shall be treated for all purposes as having become the holder of record of such Common Share. The Common Share issued upon such conversion shall rank only in respect of dividends declared in favour of shareholders of record on or after the Conversion Date.

          (3)  Notwithstanding Section 4.6(1), above, should it be determined by any relevant taxing authority subsequently to a conversion of the whole or any part of the Convertible Advances that such conversion into one (1) Common Share is insufficient to be consistent with and satisfy the income earning purposes and uses of and by Nortel Corporation and Nortel Limited, Nortel Limited shall issue and Nortel Corporation shall cause Nortel Limited to issue such additional Common Shares as shall be sufficient to be consistent with and to satisfy the income earning purposes and uses of and by Nortel Corporation and Nortel Limited.

     (4)

ARTICLE 5
BORROWINGS GRIDS AND QUARTERLY REPORTS

                      Section 5.1. Individual Borrowings Grids. All Advances and all payments on account of such Advances by a given Lender to a given Borrower shall be recorded by a notation on a borrowings grid (a “Borrowings Grid”) maintained by the Lender. Any failure to make any required notation on the applicable Borrowings Grid shall not affect the liability of a Borrower to the respective Lender in respect of the relevant Advance.

                      Section 5.2. Consolidated Borrowings Grids. In addition to the individual Borrowings Grids, all Advances and all payments on account of such Advances shall be evidenced by a notation on the consolidated Nortel Limited Group Borrowings Grid, in the case of borrowings by members of the Nortel Limited Group, and on the consolidated Nortel Corporation Group Borrowings Grid, in the case of borrowings by members of the Nortel Corporation Group. Nortel Corporation shall maintain the Nortel Limited Group Borrowings Grid, and Nortel Limited shall maintain the Nortel Corporation Group Borrowings Grid. Any failure to make any required notation on the applicable Borrowings Grid shall not affect the liability of a Borrower to the respective Lender in respect of the relevant Advance.

                      Section 5.3. Borrowings Grid Information. Each Borrowings Grid shall contain the following information: (i) the name(s) of the Borrower(s) and the Lender(s), as well as the date, currency and amount of each Advance and the resulting increase in the Unpaid Principal Balance; (ii) the Interest Rate applicable to each Advance, if applicable; (iii) the date and amount of each repayment or prepayment on account of the principal paid to the Lender and the resulting decrease of the Unpaid Principal Balance; and, in the case where Nortel Corporation is the Borrower, (iv) whether the Advance is a Nortel Corporation Corporate Advance or a Nortel Corporation Debt Repayment Advance.

                      Section 5.4. Provision of Borrowings Grid. As may be requested by a Borrower from time to time, each Lender shall obtain and provide a copy of the relevant Borrowings Grid to its respective Borrower.

                      Section 5.5. Obligations Ongoing. The reduction of the Unpaid Principal Balance on the relevant Borrowings Grid to zero at any time or from time to time shall not affect the ongoing validity of this Agreement or the obligations of any Borrower with respect to any Unpaid Principal Balance subsequently recorded against such Borrower on the relevant Borrowings Grid.

                      Section 5.6. Quarterly Grid Reports. (a) Nortel Limited shall prepare a report (a “Quarterly Grid Report”) attaching the Nortel Corporation Group Borrowings Grid and also evidencing the appropriate interest calculations for any and all Advances under this Agreement by members of the Nortel Limited Group to members of the Nortel Corporation Group. Nortel Limited shall submit its Quarterly Grid Report to Nortel Corporation and the applicable Borrowers for approval on the last Banking Day of each quarter.

(b)       Nortel Corporation shall prepare a Quarterly Grid Report attaching the Nortel Limited Group Borrowings Grid and also evidencing the appropriate interest calculations for any and all Advances under this Agreement by members of the Nortel Corporation Group to members of the Nortel Limited Group. Nortel Corporation shall submit its Quarterly Grid Report to Nortel Limited and the applicable Borrowers for approval on the last Banking Day of each quarter.

                      Section 5.7. Unpaid Balance. Each Borrower acknowledges, confirms and agrees with each Lender that all amounts recorded on the Quarterly Grid Reports prepared by Nortel Corporation and Nortel Limited in accordance with this Article 5 will constitute prima facie evidence of any and all balances owing as indicated in such Quarterly Grid Reports, and, in the absence of evidence to the contrary, will be conclusive evidence of any unpaid balance. In the event of a conflict between a Borrowings Grid and a Quarterly Grid Report, the Quarterly Grid Report shall govern. If a Quarterly Grid Report has not yet been prepared in respect of a given quarter, then each Borrower acknowledges, confirms and agrees with each Lender that all amounts recorded on the applicable Group Borrowings Grid prepared by Nortel Corporation or Nortel Limited, as the case may be, in accordance with this Article 5 will constitute prima facie evidence of any and all balances owing as indicated in such Group Borrowings Grid, and, in the absence of evidence to the contrary, will be conclusive evidence of any unpaid balance.

ARTICLE 6
CONDITIONS TO ADVANCES

                      Section 6.1. Conditions to Advances. The obligation of a Lender to make any Advances will be conditional upon the following:

(a)	receipt by such Lender of the following in form and substance reasonably satisfactory to such Lender:

(i)	the request required under Section 2.2; and

(ii)	any other documents or assurances that the Lender may reasonably require;

(b)	there has not occurred and there is not continuing a default or breach under any other agreement, document or instrument (i) involving the failure of Nortel Corporation, Nortel Limited, the Borrower or the Lender to make any payment when due in respect of any borrowed money, or a guarantee for borrowed money, in excess of $100,000,000 (or the equivalent amount in any other currency or currencies), in the aggregate, or (ii) causing, or permitting any creditor or a trustee to cause, any indebtedness of Nortel Corporation, Nortel Limited, the Borrower or the Lender in excess of $100,000,000 (or the equivalent amount in any other currency or currencies), in the aggregate, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment;

(c)	in the case of Advances by any member of the Nortel Limited Group, there are no arrears of dividends (other than non-cumulative dividends the entitlement to which has been extinguished) on any series of preference shares of Nortel Limited or of the Lender outstanding from time to time; except that, Nortel Limited and the Lender may waive the condition in this paragraph (c): (i) if and to the extent that the Advance is being made to permit the Borrower to make any payment of the principal of, premium, if any, interest or additional interest, if any, on any outstanding indebtedness of the Borrower to an arm’s length entity and which is guaranteed by Nortel Limited or the Lender; or (ii) upon a good faith determination by the board of directors of each of Nortel Limited and the Lender, after consideration of the interests of the holders of the outstanding preference shares, that making such Advance would be in the best interests of Nortel Limited and the Lender, respectively;

(d)	in the case of Advances by any member of the Nortel Corporation Group (other than Nortel Corporation), there are no arrears of dividends (other than non-cumulative dividends the entitlement to which has been extinguished) on any series of preference shares of the Lender outstanding from time to time; except that, the Lender may waive the condition in this paragraph (d): (i) if and to the extent that the Advance is being made to permit the Borrower to make any payment of the principal of, premium, if any, interest or additional interest, if any, on any outstanding indebtedness of the Borrower to an arm’s length entity and which is guaranteed by the Lender; or (ii) upon a good faith determination by the board of directors of the Lender, after consideration of the interests of the holders of the outstanding preference shares, that making such Advance would be in the best interests of the Lender;

(e)	at the time of the making of the Advance:

(i)	if the Lender is a corporation formed under the laws of a jurisdiction in United States of America, the Lender is not, nor after making the Advance would be, unable to pay its liabilities as they become due; and

(ii)	none of Nortel Corporation, Nortel Limited, or, if the Lender is a corporation formed under the laws of a jurisdiction in Canada or the laws of Canada, the Lender, has ceased paying its current obligations in the ordinary course of business as they generally become due;

(f)	the making of the Advance is not prohibited financial assistance under the corporate law governing the Lender;

(g)	the Lender has surplus funds available to it to make the Advance based on the Lender’s cash flow forecast for the six-month period immediately following the date on which the Advance is to be made;

(h)	no decree, judgment, or order by a court having jurisdiction in the premises having been entered adjudging Nortel Corporation, Nortel Limited or the Borrower a bankrupt or insolvent or approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for Nortel Corporation, Nortel Limited or the Borrower under any bankruptcy, insolvency or other similar applicable law or appointing a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of Nortel Corporation, Nortel Limited or the Borrower, as the case may be, of a substantial part of its property, or for the winding up or liquidation of its affairs and no substantial part of the property of the Nortel Corporation, Nortel Limited or the Borrower having been sequestered or attached;

(i)	none of Nortel Corporation, Nortel Limited or the Borrower having instituted proceedings to be adjudicated a voluntary bankrupt, or having consented to the filing of a bankruptcy proceeding against it, or having filed a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under any bankruptcy, insolvency or other similar applicable law and none of Nortel Corporation, Nortel Limited or the Borrower having consented to the filing of any such petition, or having consented to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency for it or of a substantial part of its property, or having made an assignment for the benefit of creditors and no corporate action having been taken by Nortel Corporation, Nortel Limited or the Borrower in furtherance of any of the foregoing actions;

(j)	in the case of Advances by any member of the Nortel Corporation Group (other than Nortel Corporation), the prior approval of the Treasurer or Assistant Treasurer of Nortel Corporation or of any other person as may be designated in writing for the purposes hereof by Nortel Corporation, and such prior approval shall be evidenced by an electronic mail message transmitted from the person approving the Advance, or, in circumstances where electronic mail is not available or practicable, by such other reasonable form of written communication from the person approving the Advance as such person may deem appropriate in the circumstances; and

(k)	in the case of Advances by any member of the Nortel Limited Group (other than Nortel Limited), the prior approval of the Treasurer or Assistant Treasurer of Nortel Limited or of any other person as may be designated in writing for the purposes hereof by Nortel Limited, and such prior approval shall be evidenced by an electronic mail message transmitted from the person approving the Advance, or, in circumstances where electronic mail is not available or practicable, by such other reasonable form of written communication from the person approving the Advance as such person may deem appropriate in the circumstances.

                      Section 6.2. Payments in Trust. A Lender shall not, and shall not be deemed, in any circumstances, to have waived compliance with any conditions precedent listed in Section 6.1 hereof. In the event any Advance is made without compliance with all of the conditions precedent listed in Section 6.1 hereof, the Advance shall be deemed to have been paid by the Lender to the Borrower in trust for the Lender and the Borrower shall forthwith repay the amount of the said Advance to the Lender.

ARTICLE 7
COVENANTS

                      Section 7.1. Nortel Corporation. Nortel Corporation covenants that it shall cause every other member of the Nortel Corporation Group to have sufficient funds at all times to meet such member’s obligations to make any and all payments on account of principal and/or interest due and payable in connection with any and all Advances made to such member under this Agreement. Nothing in this Section 7.1 shall (i) constitute Nortel Corporation a guarantor of any Advance made under this Agreement to any other member of the Nortel Corporation Group, or (ii) deem Nortel Corporation to have assumed any Advance, or any obligations in connection with any Advance, made under this Agreement to any other member of the Nortel Corporation Group.

                      Section 7.2. Nortel Limited. Nortel Limited covenants that it shall cause every other member of the Nortel Limited Group to have sufficient funds at all times to meet such member’s obligations to make any and all payments on account of principal and/or interest due and payable in connection with any and all Advances made to such member under this Agreement. Nothing in this Section 7.2 shall (i) constitute Nortel Limited a guarantor of any Advance made under this Agreement to any other member of the Nortel Limited Group, or (ii) deem Nortel Limited to have assumed any Advance, or any obligations in connection with any Advance, made under this Agreement to any other member of the Nortel Limited Group.

ARTICLE 8
CHANGE IN OWNERSHIP OR CONTROL

                      Section 8.1. Change in Ownership or Control. If a party to this Agreement (a “Removed Party”):

(a)	is acquired by another corporation, or is merged into or consolidated with another corporation, or engages in any amalgamation, or plan of arrangement, or any other transaction, and, upon completion of any such acquisition, merger, or other transaction, the Removed Party, or the successor corporation resulting from any such transaction, is no longer a direct or indirect wholly owned subsidiary of Nortel Corporation and/or Nortel Limited, or

(b)	is liquidated or sells or otherwise disposes of all or substantially all of its assets to another corporation, whether or not such other corporation is a direct or indirect wholly owned subsidiary of Nortel Corporation and/or Nortel Limited, or

(c)	is a member of the Nortel Limited Group (other than Nortel Limited) and becomes a direct or indirect wholly owned subsidiary of Nortel Corporation (and is not also a direct or indirect wholly owned subsidiary of Nortel Limited), or is a member of the Nortel Corporation Group and becomes a direct or indirect wholly owned subsidiary of Nortel Limited, then, upon completion of any such transaction or event, (i) the principal outstanding in respect of all Advances made to the Removed Party, together with accrued and unpaid interest, shall immediately become due and payable by the Removed Party without notice; (ii) the principal outstanding in respect of all Advances made by the Removed Party to another party under this Agreement, together with accrued and unpaid interest, shall immediately become due and payable by the other party without notice; and (iii) no additional Advances shall be made under this Agreement by or to the Removed Party. Notwithstanding the foregoing, if the Removed Party is a Removed Party by virtue of clause (c) above, then the Removed Party and the applicable Borrower(s) or Lender(s), as the case may be, may deem any or all of the outstanding Advances made under this Agreement by or to the Removed Party to have been fully repaid by negotiating independent loan documentation in respect of any or all such Advances in lieu of actual repayment thereof. Upon the repayment of the principal amount outstanding, and accrued and unpaid interest, in respect of all Advances made under this Agreement by or to the Removed Party, or upon deemed repayment pursuant to the execution of independent loan documentation, the Removed Party shall cease to be a party to this Agreement and all such

Advances shall cease to be governed by this Agreement and shall be removed from all Borrowings Grids and Quarterly Grid Reports prepared under this Agreement.

ARTICLE 9
GENERAL PROVISIONS

                      Section 9.1. Payments. All payments required will be made in immediately available funds at the office of the respective Lender at the address listed for such Lender under Section 9.3 or to any other place that such Lender directs.

                      Section 9.2. Waiver. Subject to Section 6.2,

(a)	a Lender may in writing waive any breach by the respective Borrower of any of the provisions contained in this Agreement or any default by the respective Borrower in the observance or performance of any covenant required to be observed or performed under this Agreement; and

(b)	the parties to this Agreement may in writing waive compliance with Section 8.1, notwithstanding the occurrence of a transaction or event contemplated by Subsections 8.1(a), (b), or (c), and deem the party to this Agreement that would have otherwise been a Removed Party to continue to be a full and participating party to this Agreement in all respects as if the transaction or event contemplated by Subsections 8.1(a), (b), or (c) had not occurred;

provided that no act or omission by a Lender will be taken in any manner whatsoever to affect any subsequent breach, or default, or the rights resulting therefrom.

                      Section 9.3. Notices. Any request, notice or demand made or given in connection with this Agreement may be given by delivery to the relevant party at its address or facsimile number set forth below, or any other address or facsimile number that a party may direct:

(a)	if to Nortel Corporation:

Nortel Networks Corporation
c/o Nortel Networks Limited
8200 Dixie Road, Suite 100
Brampton, Ontario
L6T 5P6

Attention: Assistant Treasurer
Facsimile Number: (905) 863-8563

with a copy to:

Attention: Corporate Secretary
Facsimile Number: (905) 863-8386

(b)	if to Nortel Limited:

Nortel Networks Limited
8200 Dixie Road, Suite 100 Brampton, Ontario L6T 5P6

Attention: Assistant Treasurer
Facsimile Number: (905) 863-8563

with a copy to:

Attention: Corporate Secretary
Facsimile Number: (905) 863-8386

(c)	if to a member of the Nortel Corporation Group (other than Nortel Corporation), to the member’s address listed in Schedule A, with a copy to Nortel Corporation;

(d)	if to a member of the Nortel Limited Group (other than Nortel Limited), to the member’s address listed in Schedule A, with a copy to Nortel Limited; and

(e)	if to a member of the Nortel Corporation Group or the Nortel Limited Group who becomes a party to this Agreement by executing a consent agreement after the date hereof, to the member’s address listed in the applicable consent agreement, with copies to such other persons as may be indicated in the consent agreement.

                      Section 9.4. Further Assurances. Each Borrower agrees that it will, from time to time, at the request of a Lender, execute and deliver or obtain and deliver any agreements, instruments and documents and take all further action as may be reasonably required by such Lender to accomplish the purposes of this Agreement.

                      Section 9.5. Headings. The headings of this Agreement are included for convenience of reference only and do not constitute a part of this Agreement for any other purpose.

                      Section 9.6. Successors and Assigns. All of the covenants, stipulations, promises and agreements in this Agreement shall bind the parties’ respective successors and permitted assigns, whether so expressed or not; provided, however, that no party may, without the prior consent of the others, assign any rights, powers, duties, or obligations under this Agreement.

                      Section 9.7. Severability. Any provision of this Agreement which is or becomes prohibited or unenforceable in any jurisdiction, does not invalidate, affect or impair the remaining provisions thereof and any such prohibition or unenforceability in any jurisdiction does not invalidate or render unenforceable such provision in any other jurisdiction.

                      Section 9.8. Governing Law. This Agreement and all other documents and instruments referred to will be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

                      Section 9.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                      Section 9.10. Reference to and Effect on the Second Amended and Restated Reciprocal Credit Agreement. On and after the date hereof, each reference in the Second Amended and Restated Reciprocal Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words like import, and each reference to the Second Amended and Restated Reciprocal Credit Agreement in all other agreements, documents, instruments delivered by all or any one or more of the parties hereto shall mean and be a reference to the Second Amended and Restated Reciprocal Credit Agreement as amended and restated hereby, and except as this Third Amended and Restated Reciprocal Credit Agreement may be further amended, restated or supplemented, the Second Amended and Restated Reciprocal Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

NORTEL NETWORKS CORPORATION

By: /s/ Katharine B. Stevenson

Name: Katharine B. Stevenson
Title: Treasurer

By: /s/ Douglas C. Beatty

Name: Douglas C. Beatty
Title: Chief Financial Officer

NORTEL NETWORKS LIMITED

By: /s/ Katharine B. Stevenson

Name: Katharine B. Stevenson
Title: Treasurer

By: /s/ Douglas C. Beatty

Name: Douglas C. Beatty
Title: Chief Financial Officer

NORTEL NETWORKS INC.

By: /s/ Mary Cross

Name: Mary Cross
Title: President

NORTEL NETWORKS U.S. FINANCE INC.

By: /s/ Katharine Stevenson

Name: Katharine Stevenson
Title: President

[Third Amended and Restated Reciprocal Credit Agreement – Signature Page]

ALTEON WEBSYSTEMS, INC.

By: /s/ Mary Cross

Name: Mary Cross
Title: President

CORETEK, INC.

By: /s/ Craig Johnson

Name: Craig Johnson
Title: President

XROS, INC.

By: /s/ Craig Johnson

Name: Craig Johnson
Title: President

[Third Amended and Restated Reciprocal Credit Agreement – Signature Page]

Schedule A

THIRD AMENDED AND RESTATED
RECIPROCAL CREDIT AGREEMENT

ADDITIONAL NOTICE INFORMATION

Nortel Networks Inc.

Nortel Networks Plaza
200 Athens Way
Nashville, Tennessee
United States
37228-1397
Attn: Treasurer
          cc: Secretary
Facsimile: 615-734-4067

Nortel Networks U.S. Finance Inc.

Nortel Networks Plaza
200 Athens Way
Nashville, TN
USA
37228-1397
Attn: Treasurer
          cc: Secretary
Facsimile: 615-734-4067

Alteon WebSystems, Inc.

Nortel Networks Plaza
200 Athens Way
Nashville, TN
U.S.A.
37228-1397
Attn: Treasurer
Facsimile: 615-734-4067

CoreTek, Inc.

Nortel Networks Plaza
200 Athens Way
Nashville, TN
U.S.A.
37228-1397
Attn: Treasurer
Facsimile: 615-734-4067

Xros, Inc.

Nortel Networks Plaza
200 Athens Way
Nashville, TN
U.S.A.
37228-1397
Attn: Treasurer
Facsimile: 615-734-4067

Schedule B

FORM OF CONSENT AGREEMENT

Date: __________________

The undersigned (the “Member”) is a [jurisdiction] corporation and a wholly owned subsidiary of Nortel Networks [Corporation/Limited]. The Member hereby executes this Consent Agreement to evidence the following matters to the parties to the Third Amended and Restated Reciprocal Credit Agreement among Nortel Networks Corporation, Nortel Networks Limited, and the other parties thereto (the “Reciprocal Credit Agreement”):

1.	The Member agrees to become a member of the Nortel [Corporation/Limited] Group, effective as of the date of this Consent Agreement, and agrees to be bound by the terms and conditions of the Reciprocal Credit Agreement; and

2.	The Member agrees that for the purposes of Subsection 9.3(e) of the Reciprocal Credit Agreement, any request, notice or demand made or given in connection with the Reciprocal Credit Agreement may be given to the Member by delivery to the address or facsimile number listed below, with a copy to Nortel Networks [Corporation/Limited].

Capitalized terms used but not otherwise defined in this Consent Agreement shall have the meanings given to them in the Reciprocal Credit Agreement.

IN WITNESS WHEREOF the Member has caused this Consent Agreement to be executed by its duly authorized officers as of the date first written above.

(Member Name)

(Signature)

(Officer’s Title)

(Address)

(Facsimile)

Schedule C

FORM OF BORROWINGS GRID FORMAT

ADVANCES AND PAYMENTS OF PRINCIPAL

Principal
			Amount	Currency	Interest		Repaid	Unpaid
			of	of	Rate	Type of	or	Principal	Approved	Notation
Date	Borrower	Lender	Advance	Advance	Applicable	Advance	Prepaid	Balance	by	made by